UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

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The ONE Group Hospitality, Inc.
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April 30, 2021
Dear Stockholders:
It was March 15, 2020 when Ohio’s Governor ordered all restaurants to close their dining rooms and bars, and within a week most states followed suit. It has been quite a journey since then for our industry and for our Company. Much has changed, but one constant has remained: our commitment to becoming the undisputed leader in VIBE Dining by operating the best restaurant in every market where we operate by delivering exceptional and unforgettable experiences to every guest, every time.
I am pleased to report that, although we are still limited by many capacity restrictions, our restaurant level performance in 2021 has started strong. We have momentum and feel hopeful for the future, as COVID-19 vaccines have become widely available and governmental capacity restrictions have begun to further relax across many of our key markets (California, New York, Florida, Nevada, and Texas). Although there is still uncertainty about COVID-19 and the future, we do see a light at the end of the tunnel.
We are thankful to our restaurant and support teams for the great job of managing through the many waves of decreased dine-in capacity sales headwinds while containing costs. Their efforts enabled us to increase our total restaurant level operating margins in the third and fourth quarter of 2020 despite the decrease in sales, as we managed expenses in the back half of 2020 effectively. In the second half of 2020, we generated approximately $9.0 million in adjusted EBITDA. We are incredibly proud of these accomplishments.
From a development standpoint, we opened a managed STK restaurant in Scottsdale, Arizona in January 2021 and the restaurant is off to an incredible start, averaging $190,000 in weekly sales. As of today, there are an additional four STK venues and three other brand F&B venues under construction, and between this year and next year, we intend to open at least thirteen new venues. Our long-term view remains that there are 75 plus additional major metropolitan areas across the globe where we could grow our STK brand to 200 restaurants over the foreseeable future. Delivery and take-out is the new normal for all restaurant brands and our exceptional team has enabled us to build a sustainable takeout, delivery, and e-commerce capabilities. The success of their efforts in conjunction with our development momentum will pay dividends for our business for a long time.
There is no denying that guests are increasingly eager to return to “normal life” to the extent possible, and for many that includes visiting full-service restaurants for a great night out. The VIBE Dining experience that we offer is particularly attractive because it provides a differentiated, fun and vibrant experience compared to other higher-end steakhouses and upscale and polished casual restaurants. We firmly believe that we are the leader in this highly differentiated category.
As we look ahead, our key focus is operational readiness for what we expect will be high guest volumes as COVID-19 cases continue to decline, COVID-19 vaccines become more widely available, and restrictions are lifted. We also look forward to opening our events and private dining business when the time is right.
Let me conclude by thanking all our valued guests who have supported our brands through unprecedented times. We have greatly enjoyed serving you and appreciate your support and look forward to seeing you in our restaurants soon.
Cheers!
Emanuel “Manny” P.N. Hilario
President and Chief Executive Officer

THE ONE GROUP HOSPITALITY, INC.
1624 Market Street, Suite 311
Denver, Colorado 80202
April 30, 2021
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
The Annual Meeting of Stockholders of The ONE Group Hospitality, Inc. (“Company”) will be held at STK Denver, 1550 Market St., Denver, CO 80202 at 11:00 am MT on Wednesday, June 9, 2021 for the following purposes:
Item 1.	To elect one Class II director to serve a three-year term expiring in 2024;
Item 2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
Item 3.	To approve, by non-binding advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement;
Item 4.	To approve the frequency of holding an advisory vote on compensation of our named executive officers; and
Item 5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
We currently are not aware of any other business to be brought before the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Only holders of record of common stock at the close of business on April 13, 2021 (the “record date”) will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof.
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by telephone, (2) through the Internet or (3) by mail. For specific instructions, please refer to the accompanying proxy card. If you attend the Annual Meeting, you may revoke your proxy and vote in person.
We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of our common stock as of the record date on or about April 30, 2021. The Notice describes how you can access our proxy materials, including this Proxy Statement on or about April 30, 2021.
BY ORDER OF THE BOARD OF DIRECTORS
Christi Hing
Secretary

PROXY STATEMENT — HIGHLIGHTS
This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.
The ONE Group Hospitality, Inc. Annual Meeting of Stockholders
Time and Date:	11:00 a.m. June 9, 2021
PLACE:	STK Denver, 1550 Market St., Denver, CO 80202
Record Date:	April 13, 2021
Proposals to be Voted on and Board Recommendations
Proposal		Board Recommendation	Page No.
Item 1	Election of one Class II director	FOR the nominee	10
Item 2	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR	21
Item 3	Approval, by non-binding advisory vote, of the compensation of our named executive officers	FOR	34
Item 4	Approval, by non-binding advisory vote, the frequency of holding an advisory vote on compensation of our named executive officers	FOR	37
Corporate Governance
Board of Directors and Committees
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Classified Board of Directors — three classes of directors serve a three-year term with one class elected annually

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60% of our directors are independent

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Fully independent Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee

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Executive sessions of non-employee directors held at each regularly scheduled quarterly board meeting

Stockholder Interests
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No rights or “poison pill” plan

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Annual vote to ratify independent auditors

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Hedging, pledging and short sales of company stock are prohibited

Executive Compensation
Emanuel P. N. Hilario, Director and President and Chief Executive Officer
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Base Salary earnings

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Prior Year Incentive Plan Payout

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Long Term Incentive Plan Payout

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Long term Incentive Plan Grant

Compensation Highlights
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Say-on-pay proposal approved by 94% of stockholders voting at 2020 meeting

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Performance metrics aligned with business strategy and stockholder value creation

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Target compensation is risk-based on financial performance measures

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CEO — 50% at risk, based on financial performance measures

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Average NEO — 35% at risk, based on financial performance measures

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Incentive Compensation plan and practices include good corporate governance features such as:

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Recommended Senior Executive Management team goals are presented to the Compensation Committee by the CEO prior to the beginning of the fiscal period

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The Compensation Committee evaluates the recommended goals and approves

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Performance goals are established and weighted 75% to Company financial performance and 25% to individual performance goals

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No excise tax gross-up on executive severance plan

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Double-trigger change-in-control provisions in executive severance plan

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Three-year performance period for LTIP awards

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Independent compensation consultant

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Annual compensation risk assessment

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2021
This proxy statement is available at http://www.togrp.com/proxy.html. To vote your shares, please follow the instructions on the Notice or proxy card. You can elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery by following the instructions contained on the proxy card.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2020, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or under “SEC Filings” in the “Investor Relations” section of our website at www.togrp.com. You may also obtain a printed copy of our Annual Report on Form 10-K free of charge by sending a written request to: Corporate Secretary, The ONE Group Hospitality, Inc., 1624 Market St., Suite 311, Denver, CO 80202. Exhibits to the Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
The Board of Directors (the “Board”) of The ONE Group Hospitality, Inc. is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders to be held at STK Denver, 1550 Market St., Denver, CO 80202 on Wednesday, June 9, 2021 at 11:00 a.m. MT and any adjournments of the meeting. The proxy statement summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the internet or have sent you this proxy statement, the Notice of 2021 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, because you owned shares of common stock of The ONE Group Hospitality, Inc. on the record date. The Company will distribute the Important Notice Regarding the Internet Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if necessary, the proxy materials to stockholders on or about April 30, 2021.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
We furnish our proxy materials to most of our stockholders by providing access to the materials on the internet, rather than mailing printed copies. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the cost of the annual meeting and conserves natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. The Notice instructs you how to access and review all of the proxy materials and submit your proxy on the internet. If you requested a paper copy of the proxy materials, you may instruct how your shares will be voted by following the instructions on the proxy card.
Who Can Vote?
Only stockholders who owned our common stock at the close of business on April 13, 2021, are entitled to vote at the annual meeting. On that date, there were 30,024,860 shares of our common stock outstanding and entitled to vote.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of common stock that you own entitles you to one vote.
How Do I Vote?
Whether or not you plan to attend the annual meeting, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet. You may specify whether your shares should be voted for or withheld for the nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, Inc. (“Continental”), or you have stock certificates registered in your name, you may vote:
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By internet.   Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet;

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By mail.   If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below; or

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In person at the meeting.   If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Stockholders of record may vote via the internet at any time up to 11:59 p.m. Eastern Time on June 8, 2021.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions from the holder of record for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.
How Does the Board Recommend That I Vote on the Proposals?
The Board recommends that you vote as follows:
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“FOR” the election of the nominee for director;

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“FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

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“FOR” the compensation of our named executive officers as disclosed in this proxy statement; and

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“FOR” the frequency of holding an advisory vote on executive compensation every year.

We are not aware of any other matters that needed to be acted on at the annual meeting. If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
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if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

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by re-voting on the internet as instructed above;

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by notifying The ONE Group Hospitality, Inc.’s Secretary in writing before the annual meeting that you have revoked your proxy; or

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by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by internet or proxy card, is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote, no votes will be cast on any other proposal on your behalf.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors.
Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	A majority of the votes present at the meeting, in person or by proxy, must be cast “for” ratification of the selection of our independent registered public accounting firm. Abstentions count as a “no” vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021, our Audit Committee of our Board of Directors will reconsider its selection.
Proposal 3: Approve the Compensation of our Named Executive Officers	A majority of the votes present at the meeting, in person or by proxy, must be cast “for” approval of the compensation of our named executive officers. Abstentions count as a “no” vote. Although the vote is advisory and non-binding, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal 4: Approve the Frequency of an Advisory Vote on Executive Compensation	The proposal that receives the most votes will be approved by a plurality of the votes cast. Although the vote is advisory and non-binding, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.
Proxy holders will vote your shares as you instruct. Abstentions and broker non-votes do not affect the vote on Proposal 1 and Proposal 4 but would affect the vote on Proposal 2 and Proposal 3.
Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish final results in a Current Report on Form 8-K within four business days of the annual meeting.
How are Proxies Solicited for the Annual Meeting?
The Company is soliciting proxies for the annual meeting. We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Householding of Annual Disclosure Documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental, by calling them at (212) 509-4000.
If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, a set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, a set of proxy materials, follow these instructions:
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If your shares of The ONE Group Hospitality, Inc. are registered in your own name, please contact our transfer agent, Continental, and inform them of your request by writing them at 1 State Street, New York, New York 10004.

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If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the internet instead of receiving paper copies in the mail.
You can choose this option and save the Company the cost of producing and mailing these documents by:
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following the instructions provided on your proxy card; or

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following the instructions provided when you vote over the internet.

ELECTION OF DIRECTORS
(Proposal 1)
Our Board has the discretion to set the size of the Board from time to time, and has set the number of directors at five. Our Board is divided into three classes. One class is elected at each annual meeting of stockholders to serve for a three-year term. We currently have five directors sitting on the Board, classified into three classes as follows: (1) Eugene M. Bullis constitutes a class with a term ending at the 2021 annual meeting; (2) Jonathan Segal and Emanuel P.N. Hilario constitute a class with a term ending at the 2022 annual meeting; and (3) Michael Serruya and Dimitrios Angelis constitute a class with a term ending at the 2023 annual meeting.
On March 9, 2021, our Board accepted the recommendation of the Nominating and Governance Committee and voted to nominate Eugene M. Bullis for election at the annual meeting for a term of three years to serve until the 2024 annual meeting of stockholders.
Required Vote
A plurality of the shares voted for the nominee at the annual meeting is required to elect such nominee as a director.
Recommendation
THE BOARD RECOMMENDS THE ELECTION OF EUGENE M. BULLIS AS A DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THEM UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
Qualifications Required for All Directors
In assessing potential directors, including those recommended by stockholders, The Board of Directors and the Nominating and Governance Committee consider a variety of factors, including the evolving needs of the Board of Directors and the Company as well as other criteria established by the Board of Directors. These include the potential director’s judgement, independence, business and educational background, stature, public service, conflicts of interest, ethics and ownership of Company stock, as well as his or her level of commitment to stockholder value creation and his or her ability and willingness to devote sufficient time to serve on the Board of Directors and to the affairs of the Company. The Board of Directors and the Nominating and Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field.
Board Diversity
The Board of Directors also believes that diversity and inclusion are important considerations in board composition. When considering director qualifications, the Board of Directors and the Nominating and Governance Committee evaluate the entirety of each director’s credentials, including factors such as diversity of background, experience, skill, age, race, ethnicity and gender. Although the Board of Directors does not have a written diversity policy, the Nominating and Governance Committee evaluates the current composition of the Board with a view toward having the Board reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board of Directors, the Nominating and Governance Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating a potential candidate.
Experience, Qualifications and Skills Represented on our Board of Directors
In addition to the general qualifications highlighted above, in light of the Company’s current needs and its business strategy, our Board of Directors has identified particular expertise, qualifications and skills that are important to be represented on our Board as a whole. The Board of Directors believes it is valuable to have a mix of individuals with expertise as senior executives in the areas of operations, finance, marketing and sales, hospitality, human resources, compensation and talent management; individuals with enterprise-level information technology expertise; and individuals with expertise in domestic and international market development, corporate strategy, corporate governance and risk management. The Board of Directors also believes it is important that a meaningful number of our directors have operating knowledge of the industry in which the Company operates, general management experience or experience serving as a public company director. As a group, the members of the Board of Directors reflect the diverse mix of skills, experiences, backgrounds, and perspectives that the Board believes is optimal to foster an effective decision-making environment.
Our Board of Directors is comprised of individuals who collectively possess the particular experiences we consider important to be represented on our Board of Directors as a whole. The table below highlights the primary reasons each individual was selected as a director nominee relative to our desired criteria for a diverse, well-balanced Board of Directors and the particular expertise, qualifications and skills we believe should be represented on our Board of Directors. Our directors have experience and expertise beyond those noted below. The table is intended to highlight the specific, unique characteristics which lead to each individuals selection as a nominee and the collective strength of our Board’s experience and expertise.
	Emanuel Hilario	Jonathan Segal	Dimitrios Angelis	Eugene Bullis	Michael Serruya
Director Since	2017	2013	2018	2014	2013
Age	53	60	51	75	57
Gender	M	M	M	M	M
Senior Operating Executive Expertise	✓	✓	✓	✓	✓
Senior Financial Executive Expertise	✓			✓
Senior Marketing/Sales Executive Expertise	✓
Senior HR / Compensation / Talent Development Expertise	✓		✓	✓	✓
Hospitality	✓	✓			✓
Operating Knowledge of Company’s Industry	✓	✓			✓
Public Company Directorship Experience	✓	✓	✓	✓	✓
Enterprise Level Information Technology Expertise	✓		✓	✓
Domestic and International Market Development Expertise	✓	✓	✓	✓	✓
Corporate Strategy Development Expertise	✓	✓	✓	✓	✓
Corporate Governance Expertise	✓	✓	✓	✓	✓
Risk Management Expertise	✓		✓	✓	✓
The following paragraphs provide information about each director background, including positions held, principal occupation and business expertise for the past five years, and the names of other publicly traded companies for which he currently serves as a director or has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by each director, see “Certain Information Regarding Security Holders.” There are no family relationships among any of the directors and executive officers of The ONE Group Hospitality, Inc.
Emanuel P.N. Hilario — President, Chief Executive Officer and Director
Emanuel P.N. Hilario, age 53, has served as a Class III member of our Board since April 10, 2017. Mr. Hilario has served as President and Chief Executive Officer of the Company since October 30, 2017. From 2015 until October 2017, Mr. Hilario served as Chief Financial Officer of Sizzling Platter, a restaurant management company operating over 400 franchised restaurants in the United States, Mexico, and China under the brand names of Red Robin, Sizzler, Little Caesars, Dunkin Donuts, and Wingstop. Before joining Sizzling Platter, Mr. Hilario served as Chief Operating Officer for Einstein Noah Restaurant Group, Inc. from 2013 to 2014 and served as its Chief Financial Officer from 2010 to 2013. He previously served as Chief Financial Officer for McCormick & Schmick’s Seafood Restaurants, Inc. from April 2004 through May 2009 and also served on its Board as a Director from May 2007 to July 2009. For the preceding four years, he served as Chief Financial Officer of Angelo and Maxie’s, Inc. While there, from 2002 to 2004, he managed day-to-day operations of the Angelo and Maxie’s steakhouse concept. Mr. Hilario began his career at McDonald’s and has held various financial roles within the company. He received a Bachelor of Science and Commerce degree from Santa Clara University in 1990.
Mr. Hilario has served on the Board of Directors of TransAct Technologies Incorporated (Nasdaq: TACT), a global leader in software-driven technology and printing solutions for high-growth markets, since 2019.
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Director Qualifications:   We believe Mr. Hilario’s qualifications to serve on the Board include his extensive knowledge and experience in the restaurant industry and as an executive in public companies, his knowledge of licensing and franchising of restaurants, as well as his years of working at fine dining concepts and managing food and beverage hospitality operations.

Jonathan Segal — Executive Chairman of the Board of Directors and Director of Business Development
Jonathan Segal, age 60, has served as a Class III member of our Board since October 16, 2013. Mr. Segal brings over 35 years of experience in developing and operating hotels, bars and hospitality projects to the Company. Mr. Segal served as Chief Executive Officer of the Company from 2004 until October 30, 2017. He co-founded the Company in 2004 in order to open ONE, a pioneering restaurant in the Meatpacking District of New York. Mr. Segal began his career in the hospitality industry at age 16 with his family’s company, currently known as The Modern Group in Jersey, Channel Islands, U.K., formerly the largest leisure company in the Channel Islands. In June 2013, Jonathan won an Ernst & Young Entrepreneur of the Year 2013 New York award and was a finalist for the national award in November 2013.
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Director Qualifications:   We believe Mr. Segal’s qualifications to serve on the Board include his role as founder and former Chief Executive Officer of the Company, his extensive knowledge and experience in the restaurant industry and his leadership, strategic guidance and operational vision.

Michael Serruya — Director
Michael Serruya, age 57, has served as a Class I member of our Board since October 27, 2013 and as Non-Executive Chairman of our Board from October 27, 2013 until October 30, 2017. Mr. Serruya has served as a director of Second Cup Inc. since 2017. Mr. Serruya was also President, Chief Executive Officer and Chairman of CoolBrands’ predecessor, Yogen Früz World-Wide Inc. Mr. Serruya was Chairman and Chief Executive Officer of Kahala Brands until July 2016 and is currently Chairman and Chief Executive Officer of Serruya Private Equity.
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Director Qualifications:   We believe Mr. Serruya’s qualifications to serve on the Board include his business experience, including a diversified background as an executive and in operational roles in both public and private companies, and as a board member of several public companies, gives him a breadth of knowledge and valuable understanding of our business.

Eugene M. Bullis — Director
Eugene M. Bullis, age 75, has served as a Class II member of our Board since August 12, 2014. Mr. Bullis has served as Chair of the Audit Committee of Ambac Financial Group, Inc. from May 2013 to May 2016, and has served as a Member of the Board of Governors of The Doctors Company since December 2010. From November 2015 to November 2016, Mr. Bullis served as the Executive Vice President and Interim Chief Financial Officer of The Hanover Insurance Group, Inc., where he held the same position from 2007 until retirement in 2010. Prior to joining The Hanover Insurance Group, Inc., Mr. Bullis served as Executive Vice President and Chief Financial Officer of Conseco, Inc. from May 2002 to May 2007. Previously, Mr. Bullis served in a number of senior financial officer roles primarily in technology-related businesses, including Chief Financial Officer of Wang Laboratories, Inc. Mr. Bullis began his career with a predecessor firm of what is now Ernst & Young LLP, where he advanced to audit partner. Mr. Bullis received an A.B. in Business Administration from Colby College in 1967.
•
Director Qualifications:   We believe Mr. Bullis’ qualifications to serve on the Board include his considerable financial experience, including his background in audit and his familiarity with compliance, finance and regulatory requirements, as well as his experience as an executive in both public and private companies and as a board member of public companies.

Dimitrios Angelis — Director
Dimitrios Angelis, age 51, has served as a Class I member of our Board since March 28, 2018. Mr. Angelis is a practicing corporate attorney and founded Pharma Tech Law in January 2019, having previously held several general counsel positions. Mr. Angelis is also co-founder and chairman of Sparta Biopharma Inc., a private medical device company, and Gendeep, Inc., a private technology company. In addition, Mr. Angelis currently sits on several private boards and advises technology and life science companies on a wide range of matters. Mr. Angelis was on the Board of Directors of Digigrad Corporation (NASDAQ: DRAD) from August 2015 to August 2020 and OTI Inc. (NASDAQ: OTIV) from December 2012 to August 2015, including having served as Chairman of the Board and CEO of OTI America, Inc. Prior to his business leadership role at On Track Innovations, he served as General Counsel and Corporate Secretary at Wockhardt, Inc. from October 2012 to December 2013, Senior Counsel at Dr. Reddy’s Laboratories, Inc. (NYSE: RDY) from October 2008 to October 2012, where he won the chairman’s award for individual excellence. Mr. Angelis also served as Chief Legal Officer at Osteotech, Inc. (NYSE: OSTE) from February to October 2008. Mr. Angelis was corporate counsel at Actavis Inc. from August 2004 to November 2007. He began his career at Mayer, Brown, LLP. Mr. Angelis currently serves as a director of AmeriHoldings (NASDAQ: AMRH). He holds a Bachelor of Arts degree from Boston College, a Master of Arts from California State University, and a Juris Doctorate from New York University School of Law.
•
Director Qualifications:   We believe Mr. Angelis’ qualifications to serve on the Board include his 20 years of legal and corporate governance experience, including his background and experience as an executive, entrepreneur, and board member of several public companies.

Information about our other Executive Officer
The following table sets forth certain information regarding our executive officers who are not also directors.
Name	Age	Positions
Tyler Loy	41	Chief Financial Officer
Tyler Loy — Chief Financial Officer
Tyler Loy has served as the Chief Financial Officer of the Company since April 1, 2019. Mr. Loy served as the Company’s Vice President of Strategy from September 24, 2018 until April 1, 2019. From 2016 to 2018, Mr. Loy was the Vice President of Finance at Pacific Bells, a franchisee of approximately 300 Taco Bell and Buffalo Wild Wings restaurants. Before joining Pacific Bells, Mr. Loy worked at Einstein Noah Restaurant Group, Inc. (NASDAQ “BAGL”) from 2011 to 2016 and held various finance and sales leadership roles culminating as the Vice President of Catering. Mr. Loy began his career at McCormick & Schmick’s Seafood Restaurants, Inc. (NASDAQ “MSSR”) where he held various position in operations and finance from 2000 to 2011. Mr. Loy graduated in 2007 with a BA in Business Administration with a Finance Concentration from Washington State University.

CORPORATE GOVERNANCE
Board Leadership Structure and Role in Risk Oversight
Our Board consists of five members.
In accordance with our Amended and Restated Certificate of Incorporation, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board. Vacancies on the Board can be filled by resolution or a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director of the Board. Our principles of corporate governance give the Board the authority to choose whether the roles of Executive Chairman of the Board and Chief Executive Officer are held by one person or two persons. Our principles also give the Board the authority to change this policy if it deems it best for the Company at any time. Currently, two separate individuals serve in the positions of Chief Executive Officer and Executive Chairman of the Board of the Company.
Our Board currently has three independent members and two non-independent members, one of whom is our Chief Executive Officer. We believe that the number of independent, experienced directors that make up our Board benefits our Company and our stockholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.
Messrs. Serruya and Angelis are Class I directors and their term will expire at our 2023 annual meeting of stockholders. Mr. Bullis is a Class II director and his term will expire at our 2021 annual meeting of stockholders. Messrs. Hilario and Segal are Class III directors and their term will expire at our 2022 annual meeting of stockholders.
Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board’s principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board in reviewing our business strategy is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.
Although the full Board has overall responsibility for risk oversight, the Board may elect to delegate oversight responsibility related to certain committees, which in turn would then report on the matters discussed at the committee level to the full Board. For instance, an audit committee could focus on the material risks facing the Company, including operational, market, credit, liquidity and legal risks and a compensation committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management.
Our Board has reviewed the direct and indirect relationship that each of our directors has with The ONE Group Hospitality, Inc., and has determined that the following members of the Board are “independent directors” as defined by The NASDAQ Stock Market (“NASDAQ”): Dimitrios Angelis, Eugene M. Bullis and Michael Serruya.
Stockholder Communications to the Board of Directors
Generally, stockholders who have questions or concerns should contact our Investor Relations contact at 646-624-2400. However, any stockholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Board at The ONE Group Hospitality, Inc., 1624 Market St. Suite 311, Denver, CO 80202 Attn: Corporate Secretary. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.
Employee, Officer and Director Hedging.
Our insider trading policy, which applies to all employees, officers and directors, prohibits transactions that hedge or offset decreases in the value of Company securities.
Committees of the Board of Directors and Meetings
The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, each of which operates pursuant to a written charter this is available on our website at www.togrp.com.
Meeting Attendance.   During the fiscal year ended December 31, 2020, the Board met a total of five times, and the various committees of the Board met a total of eight times. Each director attended more than 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which such director served. The Board has adopted a policy under which each member of the Board is strongly encouraged but not required to attend each annual meeting of our stockholders. Jonathan Segal, Michael Serruya, Emanuel P.N. Hilario, Dimitrios Angelis, and Eugene M. Bullis attended our annual meeting of stockholders in 2020.
Audit Committee
Members
This committee currently has three members, Messrs. Bullis (Chair), Angelis and Serruya. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by NASDAQ, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Bullis is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K. A copy of the Audit Committee’s written charter is publicly available on our website at www.togrp.com.

Number of Meetings Last Year	Five
Primary Functions
Our Audit Committee’s role and responsibilities are set forth in the Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

Compensation Committee.
Members	This committee currently has three members, Messrs. Angelis (Chair), Bullis and Serruya. All members of the Compensation Committee qualify as independent under the definition promulgated by NASDAQ.
Number of Meetings Last Year	Two

Primary Functions
Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2019 Amended and Restated Stock Incentive Plan (“Equity Incentive Plan”). The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and his compensation without the Chief Executive Officer present.

In establishing compensation amounts for executives, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee annually reviews market data comprising proxy-disclosed data from peer companies and information from nationally recognized published surveys for the restaurant industry, adjusted for size. The market data helps the committee gain perspective on the compensation levels and practices at the peer companies and to assess the relative competitiveness of the compensation paid to the Company’s executives. The market data guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee then takes into account other factors, such as the importance of each executive officer’s role to the Company, individual expertise, experience, and performance, retention concerns and relevant compensation trends, in making its final compensation determinations.

The Compensation Committee’s independent compensation consultant during fiscal year 2019 was Frederic W. Cook & Co. (“Cook & Co.”). Cook & Co. was previously engaged by, and reported directly to, the Compensation Committee, which has the sole authority to hire or fire Cook & Co. and to approve fee arrangements for work performed. Cook & Co. assisted the Compensation Committee in fulfilling its responsibilities under its charter, including advising on equity incentive compensation grants to employees, including officers. The Compensation Committee authorized Cook & Co. to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee, and Cook & Co. was included in discussions with management.

It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by an independent compensation consultant.

The Compensation Committee reviews the performance of each named executive officer in light of the above factors and determines whether the named executive officer should receive any increase in base salary or receive a discretionary equity award based on such evaluation. During 2020, the Compensation Committee did not adhere to a formula or other quantitative measures with respect to compensation but rather relied on qualitative and subjective evaluations to determine the appropriate levels of compensation for our named executive officers.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.togrp.com.
Nominating and Governance Committee.
Members
Our Nominating and Governance Committee currently has two members, Messrs. Serruya (Chair) and Bullis. The Nominating and Governance Committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates for election to the Board, and evaluating current Board members’ performance. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by NASDAQ.

Number of meetings Last Year:	One
Primary Functions
If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors and officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Governance Committee under our corporate governance policies, it should submit such recommendation in writing to: The ONE Group Hospitality, Inc., c/o Corporate Secretary, Nominating and Governance Committee, 1624 Market St., Suite 311, Denver, CO 80202.

The Nominating and Governance Committee considers issues of diversity among its members in identifying and considering nominees for director, and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board and its committees.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at www.togrp.com.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Audit Committee reviews all transactions in excess of $120,000 between us and a related person, which includes nominees for directors, directors and executive officers and their immediate families and stockholders who beneficially own more than five percent of our outstanding shares of common stock. For its review, the Audit Committee obtains relevant information, including through the review of director and officer questionnaires. In some circumstances, the authority to review and approve or disapprove a transaction is delegated to our Audit Committee chair. The Audit Committee or its chair may approve a related party transaction only after a determination that the transaction is in, or not inconsistent with, the best interests of us and our stockholders, taking into account necessary facts and circumstances. These facts and circumstances will typically include the benefits of the transaction to us; the impact on a director’s independence if the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related party transaction with respect to which the member or the member’s immediate family has an interest.
Lease Guarantees
Mr. Segal is the Executive Chairman of the Board, the Director of Business Development and a principal stockholder of the Company. As of April 13, 2021, Mr. Segal beneficially owned approximately 17.0% of our issued and outstanding common stock. Mr. Segal is a limited personal guarantor of the leases for the Bagatelle New York premises with respect to JEC II, LLC’s payment and performance under the lease. The lease, and Mr. Segal’s obligations as a guarantor, terminated in November 2020.
Personal Interests in Subsidiaries
Mr. Segal currently owns 100% of Hip Hospitality, LLC, which owns 10% of Bagatelle America, LLC (“Bagatelle America”). Bagatelle America was the Manager of Bagatelle Little West 12th LLC, which owns and operates the Bagatelle restaurant in New York City. As Manager, Bagatelle America received an annual management fee of 5% of the Adjusted Gross Revenue (as defined in the management agreements with each subsidiary). Bagatelle America is also the holder of the trademark for “Bagatelle,” which it licenses royalty-free to Bagatelle La Cienega, LLC and Bagatelle Little West 12th LLC. The Company ended its relationship with Bagatelle Little West 12th LLC in November 2020.
Director Nominations
We have an arrangement with David Kanen and Kanen Wealth Management LLC (collectively, the “Kanen Group”) — under which the Kanen Group may designate a director acceptable to our Board for election to our Board (a “Designee”), subject to continued share ownership. Pursuant to this arrangement, our Board nominated and our stockholders elected in 2020, Dimitrios Angelis to serve as a Class I director, with a term expiring at our 2023 annual meeting of stockholders. The Kanen Group also agreed to certain customary standstill provisions until the earliest to occur of (i) the end of the term for which a Designee is appointed (or such longer period as the Designee or, in certain circumstances, a replacement director selected pursuant to the agreement, continues to serve on the Board) and (ii) five business days after such date, if any, that the Kanen Group provides written notice to the Company that the Company materially breached any of its commitments under its agreement and where the Company has not cured such breach within 15 business days after such written notice. The standstill provisions generally prohibit the Kanen Group and its affiliates from taking specified actions during the standstill period with respect to the Company and its securities, including, among others: (i) soliciting or participating in the solicitation of proxies; (ii) joining any other “group” or becoming party to any voting arrangement or agreement; (iii) seeking or encouraging others to submit nominations for the election or removal of directors; or (iv) calling any meeting of stockholders, including by written consent, subject to certain conditions. During the standstill period, the Kanen Group has also agreed to vote its shares in favor of the Company’s nominees of existing directors for election to the Board and in accordance with any recommendations of the Board on certain other matters.

2020 DIRECTOR COMPENSATION
Historically, compensation for each non-employee director for service on our Board was paid 50% in cash and 50% in stock. For 2020, each of our non-employee directors agreed to receive their compensation solely in the form of common stock to help the Company conserve cash while operations were affected by COVID-19. On the first business day following each quarterly board meeting in 2020, each non-employee director received a number of shares of Company common stock equal to $25,000 divided by the closing share price on the trading day immediately before the award date. Non-employee directors who serve as chair of any committees earn an additional $10,000 per annum for such services. We believe this decision by our Board reflects their confidence in the Company and its ability to survive the effects of COVID-19 and thrive when the Company’s operations are able to return to normal. We expect that the mix of cash and stock compensation will revert to a mix of cash and stock once the Company’s operations return to normal.
The Company reimburses all directors for reasonable expenses incurred traveling to and from Board meetings. The Company does not pay employee directors any compensation for services as a director.
The following table sets forth the compensation paid or earned for the fiscal year ended December 31, 2020 to our non-employee directors.
Name	Stock Awards ($)	Total
Dimitrios Angelis	$110,000	$110,000
Eugene Bullis	$110,000	$110,000
Michael Serruya	$110,000	$110,000

(1)
Each non-employee director in 2020 received an aggregate of 75,661 shares of common stock of the Company based upon the fair market value of our common stock on the date of each quarterly board meeting.

2021 Compensation
For 2021, each non-employee director will receive a retainer of $112,500 in compensation for their service and an additional $12,500 for service as chair of a committee. Each of our non-employee directors will continue to receive their compensation in the form of common stock to help the Company conserve cash while operations are affected by COVID-19.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)
Effective April 30, 2021, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to final completion of their client acceptance procedures. We expect that representatives of Deloitte will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint Deloitte, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte and concluded that Deloitte has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2021.
On March 24, 2021, the Audit Committee received notice that Plante & Moran, PLLC (Plante & Moran) would not stand for reappointment for the 2021 audit engagement. On March 30, 2021, the Board of Directors unanimously accepted their notice. Plante & Moran agreed to conduct the review of the Company’s financials to be included in the Company’s form 10-Q for the quarterly period ended March 31, 2021. None of Plante & Moran’s reports on the financial statements of the Company, since its engagement with the Company, contained an adverse opinion or a disclaimer of an opinion, and was not qualified or modified as to uncertainty, and scope, or accounting principles. There were no disagreements with Plante & Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
On March 9, 2021, Plante & Moran reported to the Audit Committee significant deficiencies in the Company’s internal controls over financial reporting relating to the timeliness of completing the review and assessment of certain significant accounting transactions. On March 17, 2021, Plante & Moran reported to the Audit Committee a material weakness in the Company’s internal controls over financial reporting relating to the timeliness of completing the review and assessment of certain significant accounting transactions. Contemporaneously, management reassessed its internal controls over financial reporting as of December 31, 2020 and determined that its internal controls over financial reporting were effective. The Company authorized Plante & Moran to respond fully to the inquiries of a future auditor about this matter.
In 2020 and 2019, the Company changed auditors between Plante & Moran and Plante Moran, P.C., an affiliate of Plante & Moran that meets auditor requirements imposed by New York law for the audit of companies based in New York. On March 22, 2019, at the request of Plante & Moran, the Audit Committee terminated its engagement with Plante & Moran and engaged Plante Morane, P.C. to provide professional audit services for the period ending December 31, 2020. On November 30, 2020, following the relocation of the Company’s headquarters from New York to Colorado, the Audit Committee engaged Plante & Moran and terminated the engagement with Plante Moran, P.C. to provide professional audit services, including the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2020, and terminated the prior engagement with Plante Moran, P.C.
None of Plante & Moran or Plante Moran, P.C.’s reports on the financial statements of the Company, since their engagement with the Company, contained an adverse opinion or a disclaimer of an opinion, and was not qualified or modified as to uncertainty, and scope, or accounting principles. There were no disagreements with Plante & Moran or Plante Moran, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and, except as described above, none of the kinds of events described in paragraph (a)(1)(v) of Item 304 of Regulation S-K occurred.
The Company did not consult with Deloitte prior to its engagement regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the newly appointed auditor concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a disagreement or a reportable event as defined and described in paragraph (a)(1)(iv) and (a)(1)(v) of Item 304 of Regulation S-K.
The following table presents fees for professional audit services rendered (a) by Plante & Moran, PLLC and Plante Moran, P.C. for services rendered during the year ended December 31, 2020 and December 31,

2019 and (b) by Grant Thornton for services rendered in 2019 for transition work related to the change in primary audit firms and consents provided for various registration statements.
	2020	2019
Audit fees
Plante Moran(1)	$290,750	$301,214
Previous Auditors (Grant Thornton)(2)	—	116,000
Audit related fees	—	40,000
Tax fees	—	—
All other fees	—	—
Total	$290,750	$457,214

(1)
Audit fees consisted of audit work performed in the audit of the annual financial statements and review of quarterly financial statements.

(2)
In 2019, audit fees for the previous auditor included transition work related to the change in primary audit firms and consents provide for various registration statements .

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.
Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Deloitte as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
Required Vote
The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CERTAIN INFORMATION REGARDING SECURITY HOLDERS
The following table sets forth the number of shares of our common stock beneficially owned as of April 13, 2021, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and named executive officers and (iii) all current officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our common stock that may be acquired by an individual or group within 60 days of April 13, 2021, pursuant to the exercise of options, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Percentage ownership calculations for beneficial ownership are based on 30,024,860 shares outstanding as of April 13, 2021. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. The address for each director and executive officer listed is 1624 Market St., Suite 311, Denver, CO 80202.
Name	Number of Shares	Number of Shares Subject to Options within 60 days of April 13, 2021	Number of Shares Subject to RSUs	Total(1)	Percent
Jonathan Segal	4,287,215(2)	976,416	—	5,263,631	17.0%
Kanen Wealth Management, LLC	4,720,064(3)	—	—	4,720,064	15.7%
Jonathan Segal Family Trust #1(4)	1,827,396	—	—	1,827,396	6.1%
Emanuel P. N. Hilario	861,865	345,333	—	1,207,198	4.0%
Tyler Loy	88,927	—	—	88,927	*
Michael Serruya	400,155	—	—	400,155(5)	1.3%
Eugene Bullis	187,244	—	—	187,244	*
Dimitrios Angelis	116,823	—	—	116,823	*
All current executive officers and directors as a group (6 individuals)	5,942,229	1,321,749	—	7,263,978	23.2%

*
Represents less than 1% of the issued and outstanding shares.

(1)
All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).

(2)
This amount includes 261,214 shares underlying restricted stock units that have vested but which have not yet been delivered. Mr. Segal previously reported beneficial ownership of shares of common stock held (a) by Modern Hotels (Holdings) Limited, of which he was a Managing Director and (b) in the Jonathan Segal 2012 Family Trust and the Jonathan Segal 2016 Family Trust #2. Mr. Segal is no longer a director of Modern Hotels nor is he a trustee of either trust, each of which is irrevocable. The shares held by these entities are no longer beneficially owned by Mr. Segal and have been excluded.

(3)
Based solely on (i) a Schedule 13D/A filed with the SEC on July 22, 2019 by Kanen Wealth Management LLC, a Florida limited liability company (“KWM”), and David L. Kanen, the managing member for KWM, and (ii) a Form 4 filed with the SEC on June 26, 2020, by Mr. Kanen, KWM and The Philotimo Fund LLC (“Philotimo”). KWM, in its role as investment manager for customer accounts, has discretionary voting and dispositive power over the shares of common stock held in the accounts. Mr. Kanen, as the managing member of KWM, may be deemed to share voting and dispositive power over such shares of common stock with KWM. KWM, as the general partner of Philotimo, and Mr. Kanen, as the managing member of KWM, may be deemed to share voting and dispositive power over the shares of common stock held by Philotimo. Mr. Kanen, as the managing member of KWM, may be deemed the beneficial owner of the shares owned by KWM and Philotimo. As of April 13, 2021, KWM directly owned 2,854,827 shares, Philotimo directly owned 1,845,000 shares, and Mr. Kanen directly owned 20,237 Shares. The address for Kanen Wealth Management, LLC is 5850 Coral Ridge Drive, Suite 309 Coral Springs, FL 33076.
(4)
Mr. Segal is not a trustee of this trust and does not have voting or investment control over the shares in the trust.

(5)
Includes 197,712 shares of common stock held by MOS Holdings Inc., an entity owned by Mr. Serruya.

.

EXECUTIVE OFFICER COMPENSATION
The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2019 and 2020 to (i) our President and Chief Executive Officer and (ii) our next two most highly compensated executive officers who earned more than $100,000 and served as executive officers during the fiscal year ended 2020.
All salaried employees including executive officers were paid 75% of their base salary from March 30, 2020 through June 2020. Named executive officers continued on a reduced salary through September 2020. Further, all named executive officers cash bonus for 2019 was paid in RSU’s vesting over a one-year period.
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non Equity Incentive Plan Compensation(1)	Other(5)	Total
Emanuel P. N. Hilario(2) President and Chief Executive Officer	2020	$466,406	$0	$399,125	$0	$193,750	$9,615	$1,068,896
	2019	$497,115	$125,000	$1,075,000	$100,000	$174,375	$9,615	$1,981,105
Jonathan Segal(3) Director of Business Development	2020	$312,982	$0	$131,250	$0	$45,117	$6,730	$496,079
	2019	$350,000	$0	$131,250	$0	$88,594	$31,731	$601,575
Tyler Loy(4) Chief Financial Officer	2020	$232,933	$0	$84,617	$0	$29,481	$4,807	$351,838
	2019	$236,539	$90,000	$93,800	$0	$34,875	$4,807	$460,021

(1)
For amounts earned in 2019, each of our executives elected to take the nonequity incentive compensation in the form of stock to help us conserve cash in light of the effect of COVID-19 on our business. We have reported the cash value of the awards under “Nonequity Incentive Plan Compensation.” We believe this is appropriate, and consistent with Instruction 2 to Regulation S-K Item 402(n)(2)(iii) and (iv), because the cash payments were payable only upon the achievement of performance measures set in advance and were not discretionary.

(2)
The 2020 Stock Awards is composed of 73,234 restricted stock units awarded on March 9, 2021 which vest ratably in annual installments over three years. The 2019 Stock Awards is composed of 420,168 restricted stock units awarded on March 24, 2020 which vest ratably in annual installments over three years and 150,000 restricted stock units awarded on February 18, 2019 which vests ratably in annual installments over three years.

(3)
The 2020 Stock Awards is composed of 24,083 restricted stock units awarded on March 9, 2021 which vests ratably in annual installments over three years. The 2019 Stock Awards is composed of 110,294 restricted stock units awarded on March 24, 2020 which vest ratably in annual installments over three years.

(4)
The 2020 Stock Awards is composed of 15,526 restricted stock units awarded on March 9, 2021 which vests ratably in annual installments over three years. The 2019 Stock Awards is composed of 42,017 restricted stock units awarded on March 24, 2020 which vest ratably in annual installments over three years

(5)
Other includes 53rd week of salary paid in December for all salaried employees. Mr. Segal’s 2019 amount includes $25,000 in relocation allowance.

Employment Agreements with Executive Officers
President and Chief Executive Officer
HILARIO AGREEMENT HIGHLIGHTS:
Employment Agreement Highlights
Date of Agreement:	September 3, 2019
Term of Agreement:	Four Years
Base Salary:	$500,000
Bonus Rate:	100%
Separation Highlights:
Accrued Obligations
18 Months of Monthly Salary (paid monthly)
Bonus Amount paid for 18 months
Immediate Vesting of any Equity having vest dates 18 months in the future.
Cobra payments for 18 months
Emanuel P.N. Hilario serves as our President and Chief Executive Officer pursuant to an employment agreement dated September 3, 2019 (“Hilario Agreement”). The Hilario Agreement provides for a term of four years, with such term automatically extending for additional one-year periods unless either party provides 90 days written notice of a rejection of the renewal prior to the commencement of the renewal term. Mr. Hilario receives an annual base salary of $500,000, and thereafter he is entitled to receive increases (but no decreases) in his base salary as determined by the Company’s Board or Compensation Committee. Effective January 1, 2021, the Compensation Committee approved an increase in Mr. Hilario’s salary to $550,000. In addition, Mr. Hilario is eligible to receive incentive compensation for each calendar year during the term of the Hilario Agreement in an amount targeted at 100% of his then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives determined by the Board. Mr. Hilario will be eligible to receive a bonus in excess of the target if the Company’s performance exceeds 100% of the targeted goals, and an amount below the target amount will be paid if actual performance equals at least a minimum threshold, each as approved by the Board in consultation with Mr. Hilario when annual performance goals are established. Whether Mr. Hilario receives incentive compensation, and the amount of the incentive compensation, will be determined by the Board in its sole absolute discretion, except that any portion of the incentive compensation that the Board determines to be based on targeted goals will be considered non-discretionary and payable based on achievement of the goals. Mr. Hilario is eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as other salaried employees.
Noncompetition; Non-Solicitation
Under the Hilario Agreement, for a period of 18 months after the date on which his employment is terminated for any reason, Mr. Hilario is prohibited from (a) engaging in any Competing Business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any Customer, Prospective Customer or Supplier to cease doing business with an Interested Party or reduce the amount of business it does with an Interested Party, (c) persuading or attempting to persuade any Service Provider to cease providing services to an Interested Party, or (d) soliciting for hire or hiring for himself or for any third party any Service Provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement”. All capitalized terms in this paragraph have the respective meanings set forth in the Hilario Agreement.
Termination
If the Hilario Agreement is terminated by the Company for cause, or by the executive without good reason, or due to his death or disability, the Company must pay him or his estate any earned but unpaid salary, any unpaid portion of the bonus from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan, and any unpaid expense reimbursement accrued through the date of termination (the “Hilario Accrued Obligations”).
If the Hilario Agreement is terminated (i) by the Company without cause or (ii) by the executive for good reason, the Company must pay Mr. Hilario: (1) the Hilario Accrued Obligations earned through the date of termination; (2) an amount of his base salary equal to his current base salary over an 18 month period, such payments to be made in accordance with Company’s normal payroll practices, less all customary and required taxes and employment-related deductions; (3) an amount of his incentive compensation equal to a monthly amount equal to one-twelfth of the target bonus for an 18 month period, based on year-to-date performance as determined by the Board in good faith (to the extent milestones for such bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); (4) any equity awards that vest over time and are unvested as of the termination date will be accelerated such that the portion of the equity awards that would have vested in the following 18 month period will vest as of the termination date; and (5) an amount equal to the “COBRA” premium for as long as Mr. Hilario, and if applicable, Mr. Hilario’s dependents are eligible for COBRA, subject to a maximum of 18 months.
Notwithstanding anything in the Hilario Agreement to the contrary, if Mr. Hilario’s employment is terminated within 24 months following a change of control and upon the fulfillment of certain other conditions, Mr. Hilario is entitled to receive his severance in a lump sum.
Director of Business Development
SEGAL AGREEMENT HIGHLIGHTS:
Employment Agreement Highlights
Date of Agreement:	October 30, 2017
Term of Agreement:
Initial	Three Years
Renewal Term	Renewable for one-year terms
Base Salary:	$350,000 (current)
Bonus Rate:	75%
Separation Highlights:
Accrued Obligations
24 Months of Monthly Salary (paid monthly)
Pro Rata Bonus Amount for the Year during which the separation takes place
Jonathan Segal serves as our Director of Business Development pursuant to an amended and restated employment agreement dated October 30, 2017 (“Segal Agreement”). The Segal Agreement provides for a term of three years, with such term automatically extending for additional one-year periods unless either party provides 90 days written notice prior to the commencement of the renewal term. Mr. Segal initially received an annual base salary of $350,000, and thereafter he is entitled to receive such increases (but no decreases) in his base salary as the Board or compensation committee thereof may approve in its sole discretion from time to time, but not less than annually. In addition, Mr. Segal is eligible to receive incentive compensation for each calendar year during the term of the Segal Agreement in an amount targeted at 75% of his then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives as determined by the Board. Mr. Segal will be eligible to receive a bonus in excess of the target if the Company’s performance exceeds 100% of the targeted goals, and an amount below the target amount will be payable if actual performance equals at least a minimum threshold, each as approved by the Board in consultation with Mr. Segal at the time the annual performance goals are established. Whether Mr. Segal receives incentive compensation, and the amount of any such incentive compensation, will be determined by the Board in its sole discretion, except that any portion of the incentive compensation that the Board determines to be based on targeted goals will be considered non-discretionary and payable based on achievement of such goals. Mr. Segal is eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as other salaried employees.
Noncompetition; Non-Solicitation
Under the Segal Agreement, for a period of 24 months after the date on which his employment is terminated for any reason, Mr. Segal is prohibited from (a) engaging in any Competing Business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any Customer, Prospective Customer or Supplier to cease doing business with an Interested Party or reduce the amount of business it does with an Interested Party, (c) persuading or attempting to persuade any Service Provider to cease providing services to an Interested Party, or (d) soliciting for hire or hiring for himself or for any third party any Service Provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement”. All capitalized terms in this paragraph have the respective meanings set forth in the Segal Agreement.
Termination
If the Segal Agreement is terminated by the Company for cause, or by Mr. Segal without good reason, the Company must pay him any earned but unpaid salary, any unpaid portion of the bonus from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan, and any unpaid expense reimbursement accrued through the date of termination (the “Segal Accrued Obligations”).
If the Segal Agreement is terminated (i) by the Company without cause or (ii) by the executive for good reason, then the Company must pay Mr. Segal: (1) the Segal Accrued Obligations earned through the date of termination; (2) an amount of his base salary equal to his current base salary over a 24 month period, such payments to be made in accordance with Company’s normal payroll practices, less all customary and required taxes and employment-related deductions; (3) an amount of his bonus compensation equal to a pro rata portion of the bonus for the year in which the termination occurs, based on year-to-date performance as determined by the Board in good faith, payable when other senior executives receive their annual bonuses for such year, and in no event later than March 15 of the year following the year in which the termination occurs (to the extent milestones for such bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); and (4) an amount equal to the “COBRA” premium for as long as Mr. Segal and, if applicable, Mr. Segal’s dependents are eligible for COBRA, subject to a maximum of 18 months.
If Mr. Segal’s employment is terminated as a result of his death or disability, the Company must pay him or his estate, as applicable, (1) the Segal Accrued Obligations earned through the date of termination and (2) a portion of the bonus that he would have been eligible to receive for days employed by the Company in the year in which his death or disability occurs, determined by multiplying (x) the bonus based on the actual level of achievement of the applicable performance goals for such year, by (y) a fraction, the numerator of which is the number of days up to and including the date of termination, and the denominator of which is 365, such amount to be paid in the same time and the same form as the bonus otherwise would be paid. In the event of the death or disability, vested options held by Mr. Segal may be exercised by him or his survivors, as applicable, to the extent exercisable at the time of death for a period of one year from the time of death or disability.
If Mr. Segal’s employment is terminated within 12 months following a change in control and upon the fulfillment of certain other conditions, then (1) notwithstanding the vesting and exercisability schedule in any stock option agreement between the Company and Mr. Segal, all unvested stock options granted by the Company to Mr. Segal will immediately vest and become exercisable and remain exercisable for not less than 360 days thereafter, and (2) Mr. Segal will be entitled to receive his severance; provided, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that the executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the executive under any plan for the benefit of employees, would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit will be reduced to the largest amount that will not result in receipt by the executive of an excess parachute payment. The determination of the amount of the payment described in this subsection will be made by the Company’s independent auditors at the sole expense of the Company. For purposes of clarification the value of any options described above will be determined by the Company’s independent auditors using a Black-Scholes valuation methodology.
Chief Financial Officer
Tyler Loy has served as the Chief Financial Officer of the Company since April 1, 2019. Mr. Loy served as the Company’s Vice President of Strategy from September 24, 2018 until April 1, 2019. Effective April 1, 2019, Mr. Loy’s base annual salary was $250,000 and he was eligible to receive a cash bonus for each calendar year of 40% of his base salary plus an amount equal to one week of salary upon the achievement of certain mutually agreed upon objectives. If Mr. Loy’s employment is terminated in connection with a change of control for a reason other than cause, the Company will pay Mr. Loy his salary for 26 weeks following the termination in accordance with the Company’s payroll practices.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Exercise Expiration	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Unites of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Emanuel P. N. Hilario	300,000(1)	—	—	$1.42	10/30/2027	667,102(6)	$2,468,277	—	—
	22,667(2)	45,333(2)	—	$2.99	02/18/2029	—	—	—	—
Jonathan Segal	397,008(3)	—	—	$5.00	10/16/2023	184,743(7)	$683,549	150,000(9)	$555,000
	79,402(4)	—	—	$5.00	10/16/2023	—	—	—	—
	—	—	500,000(5)	$2.73	04/08/2026	—	—	—	—
Tyler Loy	—	—	—			105,324(8)	$389,699

(1)
The option for 300,000 shares vests ratably over three years beginning October 30, 2017.

(2)
The option for 68,000 shares vests ratably over three years beginning February 18, 2019.

(3)
The option for 511,052 shares vested ratably over five years beginning on October 16, 2013. However, on February 27, 2016, 114,044 of the option shares were forfeited upon the expiration of the Company’s publicly traded warrants.

(4)
Up to 20% of the option for 511,052 shares will vest upon the achievement of certain annual performance milestones to be set by the Company each year for a five-year period commencing with the 2014 fiscal year. However, on February 27, 2016, 114,044 of the option shares were forfeited upon the expiration of the Company’s publicly traded warrants.

(5)
The option for 500,000 shares will vest upon the last day of the quarter in which the closing price of our common stock reaches $5.00, $5.50 and $6.00 for ten consecutive trading days in the quarter, with 33% vesting at each respective price. These options have all vested and are earned as of April 30, 2021.

(6)
The RSUs for 150,600 shares vest ratably over three years beginning on February 18, 2019. The RSUs for 420,168 shares vest ratably over three years beginning on March 24, 2020. The RSUs for 146,534 granted on March 24, 2020 vested on its one-year anniversary.

(7)
The RSUs for 110,294 granted on March 24, 2020 vest ratably over three years beginning on March 24, 2021. The RSUs for 74,449 granted on March 24, 2020 vested on its one-year anniversary.

(8)
The RSUs for 40,000 shares vests ratably over five years beginning on November 8, 2018. The RSUs for 15,000 shares vest ratably over three years beginning on March 26, 2019. The RSUs for 42,017 shares vest ratably over three years beginning on March 24, 2020. The RSUs for 29,307 granted on March 24, 2020 vested on its one-year anniversary.

(9)
The RSUs for 150,000 shares will vest upon the last day of the quarter in which the closing price of our common stock reaches $5.00, $5.50 and $6.00 for ten consecutive trading days in the quarter, with 33% vesting at each respective price. The RSUs have all vested as of April 30, 2021.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2020, with respect to compensation plans under which equity securities of the Company are authorized for issuance.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	3,578,600	$2.39	1,216,192
Equity compensation plans not approved by security holders	—	—	—

(1)
In addition to issuing securities upon the exercise of options, warrants or rights, under our 2019 Amended and Restated Equity Incentive Plan, we may grant stock (with our without restrictions) and other stock-based awards to employees, consultants and directors.

REPORT OF AUDIT COMMITTEE
The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report.
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in the charter adopted by the Board, which is available on our website at www.togrp.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Plante & Moran, PLLC in fulfilling its responsibilities for the financial statements for fiscal year December 31, 2020, the Audit Committee took the following actions:
•
Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and Plante & Moran, PLLC, our independent registered public accounting firm;

•
Discussed with Plante & Moran, PLLC the matters required to be discussed in accordance with Auditing Standard No. 1301, Communications with Audit Committees; and

•
Received written disclosures and the letter from Plante & Moran, PLLC regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee further discussed with Plante & Moran, PLLC their independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and Plante & Moran, PLLC, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2020 for filing with the SEC.
Members of The ONE Group Hospitality, Inc.
Audit Committee
Eugene M. Bullis
Michael Serruya
Dimitrios Angelis

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings.
Based solely upon a review of the copies of the forms furnished to us, our records reflect two reports required to be filed in 2020 pursuant to Section 16(a) of the Exchange Act was not filed on a timely basis. A delinquent Form 4 for 2,345 shares withheld for taxes upon the vesting of RSU’s for Christi Hing on November 1, 2020 was filed on March 11, 2021. A delinquent Form 4 for 2,319 shares withheld for taxes upon the vesting of RSU’s for Tyler Loy on November 8, 2020 was filed on March 11, 2021.

APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED
IN THIS PROXY STATEMENT
(Proposal 3)
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934 on the approval of the compensation of our named executive officers as described in the Executive Officer and Director Compensation section of this proxy statement in the compensation tables and related disclosures. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2020 Annual Meeting of Stockholders.
Our Compensation Program and Philosophy
The objective of the compensation program for our named executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives. Our compensation program is also designed to reinforce a sense of ownership and to link compensation to the Company’s performance as well as the performance of each of our named executive officers.
We rely on qualified, highly skilled and talented employees who have experience in the restaurant and hospitality industries to execute our business plan and strategy. Thus, our compensation program is patterned in a manner similar to companies in these industries in order to attract and retain talented employees who may have other opportunities in these industry areas.
Our compensation program consists of these general elements:
•
a fixed portion of compensation to retain and provide a base level of compensation to our named executive officers; and

•
a performance element to incentivize our named executive officers to achieve superior corporate performance.

In determining the total amount and mixture of the compensation for each of our named executive officers, the Compensation Committee subjectively considers the overall value to us of each named executive officer in light of numerous factors, including, but not limited to, the following:
•
our competitive position;

•
our financial performance and the contribution of each individual to our financial performance;

•
individual performance, including past and expected contribution to our corporate goals and execution of our business plan and strategy; and

•
our long-term needs and operational goals, including attracting and retaining key management personnel.

The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and objectives and in achieving our goals.
NEO Compensation in 2020
We believe the aggregate compensation paid to our NEOs in 2020 was appropriate and that compensation appropriately weighted performance measures.
Mr. Hilario’s compensation package for the last three years was the amount we believed was equitable to hire him as our Chief Executive Officer and comprised base salary, 100% bonus potential and the grant of stock, RSUs and options. See “Employment Agreements with Executive Officers — President and Chief Executive Officer.”

For 2020, our NEOs were eligible to earn a percentage of their base salary upon attaining specified performance measures as follows: Mr. Hilario — 100%; Mr. Loy — 40%; Mr. Segal — 75%. Each of Mr. Hilario, Mr. Segal, and Mr. Loy received incentive bonuses based on the attainment of Bonus Adjusted EBITDA relative to the Bonus Adjusted EBITDA Target of $10.0 million consolidated (75% allocation), and the attainment of prescribed individual goals (25% allocation). Each component is further adjusted by the individual’s goal performance factor. The Fiscal 2020 EBITDA target was not met.
The goals for 2020 for the executive team were as follows:
Grow Sales
•
Increase average reputation scores, secret shopper scores and likely to recommend scores; and

•
Deliver average weekly sales volume goals.

Improve Restaurant Profitability
•
Achieve cost of goods targets; and

•
Achieve restaurant labor targets.

Reduce General and Administrative Expenses (in dollars and as a percent of total revenues)
Capital Light Growth
•
Open STKs on time and on budget; and

•
Keep 15 active STK and hospitality deals in the pipeline.

Other Administrative Goals
•
Achieve accelerated financial reporting and forecasting cycle;

•
Reduce costs in legal, audit and other administrative functions; and

•
Create efficiencies and automation in processes across the organization.

For additional information about compensation arrangements, see “Executive Officer and Director Compensation — Summary Compensation Table.”
2020 Performance
We believe our compensation structure, including our bonus structure, appropriately compensated our executive officers as the Company weathered through the Covid-19 pandemic and contributed to our financial performance in 2020 including:
•
Total GAAP revenues increased 17.6% to $141.9 million compared to $120.7 million in 2019;

•
Restaurant operating profit improved to 16.6% as a percentage of Company-owned revenues from 10.2% of Company-owned revenues in the third quarter of 2020 as compared to 2019;

•
Restaurant operating profit improved to 16.0% as a percentage of Company-owned revenues from 14.0% of Company-owned revenues in the fourth quarter of 2020 as compared to 2019;

•
Adjusted EBITDA (a non-GAAP measure which is reconciled to income from operations in our annual report to stockholders) was $9.6 million with $8.8 million coming from quarters three and four;

•
Total G&A was approximately flat to the previous year at 9.8% as a percentage of revenues.

2021 Compensation
Fundamentally, our goals for 2021 are in line with goals established in 2020 and those are to grow the business profitably through increased sales, reduced expenses with profitable, capital light growth. Our goals remain the same despite radically different worldwide conditions as the coronavirus (COVID 19) situation develops. We have engaged the leadership team in supporting the delivery and take-out models and have our restaurants ready to return strong as our dining rooms reopen.
For 2021, base salaries for our named executive officers are as follows: Emanuel Hilario $550,000; Jonathan Segal $350,000 and Tyler Loy $285,000.
Say-on-Pay Vote
Because your vote is advisory, it will not be binding on our Compensation Committee or our Board, nor will it directly affect or otherwise limit any compensation or award arrangements that have already been granted to any of our named executive officers. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2021 annual meeting:
“RESOLVED, that the compensation paid to the named executive officers of The ONE Group Hospitality, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”
Required Vote
The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting affirmatively or negatively at the annual meeting is required to approve, on an advisory basis, this resolution.
Recommendation
THE BOARD RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Proposal 4)
We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (Proposal 3) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.
The Compensation Committee, Board and management believe that it is appropriate and in our best interests for our stockholders to vote in favor of an annual advisory vote on the compensation of our named executive officers. This is consistent with our policy of giving stockholders the opportunity to voice concerns with management or our Board of Directors. An annual advisory vote will give the Board of Directors, the Compensation Committee and management more timely feedback from the stockholders to allow us to evaluate and adjust, when we consider appropriate, the compensation of our named executive officers. In addition, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.
Conversely, waiting for a say-on-pay vote once every two or three years may allow an unpopular pay practice to continue too long without timely feedback.
Required Vote
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

CODE OF CONDUCT AND ETHICS
We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officer. The code of conduct and ethics is available on our website at www.togrp.com. We intend to publicly disclose any amendment to and any waiver of the Code of Conduct and Ethics on our website.
OTHER MATTERS
The Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2022 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 30, 2021. To be considered for presentation at the 2022 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no later than the close of business on March 11, 2022 and no earlier than the opening of business on February 8, 2022. Proposals that are not received in a timely manner will not be voted on at the 2022 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary of The ONE Group Hospitality, Inc., 1624 Market St., Suite 311, Denver, CO 80202.
Denver, Colorado
April 30, 2021

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail THE ONE GROUP HOSPITALITY, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 8, 2021. INTERNET/MOBILE –www.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4. your votes like this 1.Election of one Class II Director to hold office until the 2024 Annual Meeting: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT NOMINEE:(1)Eugene Bullis FOR NOMINEE WITHHOLD AUTHORITY FOR NOMINEE THEREOF. 2.Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent registered public accounting firm for the fiscal year ending December 31, 2021.3.Proposal to approve, by an advisory vote, the compensation of our named executive officers. FOR FOR AGAINST AGAINST ABSTAIN ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED WILL BE VOTED “FOR” THE NOMINEE LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 4.Proposal to approve, by an advisory vote, the frequency of holding an advisory vote on compensation of our named executive officers. FOR AGAINST ABSTAIN 3, “FOR” PROPOSAL 4, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.CONTROL NUMBER Signature Signature, if held jointly Date , 2021Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

THE ONE GROUP HOSPITALITY, INC.1624 Market St. Suite 311Denver, CO 80202IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2021The Notice of Annual Meeting, Proxy Statement and 2020 Annual Report are available on the Company’s website at http://www.togrp.com/proxy.html PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSTHE ONE GROUP HOSPITALITY, INC.PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 9, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ONE GROUP HOSPITALITY, INC.The undersigned, having received notice of the meeting and the proxy statement of THE ONE GROUP HOSPITALITY, INC. (the “Company”), and revoking all prior proxies, hereby appoint(s) Emanuel Hilario, Tyler Loy, and Christi Hing, and each of them, as proxies or proxy of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at STK, 1550 Market St., Denver, CO 80202, on Wednesday, June 9, 2021 at 11:00 a.m. local time, and at any adjournment sessions thereof, and there to vote on the matters in respect of all shares of stock of the Company which the undersigned is entitled to vote specified below with all the powers the undersigned would possess if personally present.PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.Comments: (Continued and to be marked, dated and signed, on the reverse side)